Exhibit 4.1
Execution Version
SUPPLEMENTAL INDENTURE
THIS FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of November 25, 2025, among the subsidiary guarantors listed on Schedule I hereto (the “Guaranteeing Subsidiaries”), Talen Energy Supply, LLC, a Delaware limited liability company (the “Issuer”), the other Subsidiary Guarantors (as defined in the Indenture, as defined below) and Citibank, N.A., as trustee under the Indenture (the “Trustee”).
W I T N E S S E T H
WHEREAS, the Issuer has heretofore executed and delivered to the Trustee that certain indenture (the “Indenture”), dated as of October 27, 2025, among the Issuer, the Subsidiary Guarantors party thereto and the Trustee, providing for the original issuance of an aggregate principal amount of $1,400,000,000 of 6.250% Senior Notes due 2034 (the “Initial Notes”) and, subject to the terms of the Indenture, future issuances of 6.250% Senior Notes due 2034 (each such issuance, the “Additional Notes,” and together with the Initial Notes, the “Notes”);
WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiaries shall unconditionally guarantee all of the Issuer’s Obligations under the Notes and the Indenture (the “Subsidiary Guarantees”); and
WHEREAS, pursuant to Sections 4.06 and Section 9.01 of the Indenture, the Trustee, the Issuer and the Guaranteeing Subsidiaries are authorized and required to execute and deliver this Supplemental Indenture.
NOW, THEREFORE, in consideration of the foregoing and for good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Subsidiary, the Trustee and the Issuer mutually covenant and agree for the equal and ratable benefit of the Holders as follows:
1.Capitalized Terms. Unless otherwise defined in this Supplemental Indenture, capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.
2.Agreement to be Bound; Guarantee. Each of the Guaranteeing Subsidiaries hereby becomes a party to the Indenture as a Subsidiary Guarantor and as such will have all of the rights and be subject to all of the Obligations and agreements of a Subsidiary Guarantor under the Indenture. Each of the Guaranteeing Subsidiaries hereby agrees to be bound by all of the provisions of the Indenture applicable to a Subsidiary Guarantor and to perform all of the Obligations and agreements of a Subsidiary Guarantor under the Indenture. In furtherance of the foregoing, each of the Guaranteeing Subsidiaries shall be deemed a Subsidiary Guarantor for purposes of Article 11 of the Indenture, including, without limitation, Section 11.02 thereof.
3.NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

4.Counterparts. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.
5.Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
6.The Trustee. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiaries and the Issuer.
7.Ratification of Indenture; Supplemental Indenture Part of Indenture. Except as expressly amended hereby, the Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Supplemental Indenture shall form a part of the Indenture for all purposes, and every Holder of Notes heretofore or hereafter authenticated and delivered shall be bound hereby.
[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

GUERNSEY POWER STATION LLC

By:	/s/ Sergio Castro
Name: Sergio Castro
Title: Vice President and Treasurer

GUERNSEY POWER HOLDINGS, LLC

By:	/s/ Sergio Castro
Name: Sergio Castro
Title: Vice President and Treasurer

MOXIE FREEDOM LLC

By:	/s/ Sergio Castro
Name: Sergio Castro
Title: Vice President and Treasurer
[Signature Page to the 2034 Supplemental Indenture]

TALEN ENERGY SUPPLY, LLC

By:	/s/ Sergio Castro
Name: Sergio Castro
Title: Vice President and Treasurer
[Signature Page to the 2034 Notes Supplemental Indenture]

BRANDON SHORES LLC
BRUNNER ISLAND, LLC
COLSTRIP COMM SERV, LLC
FORT ARMISTEAD ROAD – LOT 15 LANDFILL, LLC
H.A. WAGNER LLC
HOLTWOOD, LLC
LIBERTY VIEW POWER, L.L.C.
LMBE PROJECT COMPANY LLC
MC OPCO LLC
MC PROJECT COMPANY LLC
MONTANA GROWTH HOLDINGS LLC
MONTOUR, LLC
MORRIS ENERGY OPERATIONS COMPANY, LLC
NEWARK BAY COGENERATION PARTNERSHIP, L.P.
NEWARK BAY HOLDING COMPANY, L.L.C.
NORTHEAST GAS GENERATION HOLDINGS, LLC
PENNSYLVANIA MINES, LLC
RAVEN FS PROPERTY HOLDINGS LLC
RAVEN LOT 15 LLC
RAVEN POWER FINANCE LLC
RAVEN POWER FORT SMALLWOOD LLC
RAVEN POWER GENERATION HOLDINGS LLC
RAVEN POWER GROUP LLC
RAVEN POWER PROPERTY LLC
RMGL HOLDINGS LLC
SAPPHIRE POWER GENERATION HOLDINGS LLC
SUSQUEHANNA NUCLEAR, LLC
TALEN CONEMAUGH LLC
TALEN ENERGY MARKETING, LLC
TALEN ENERGY SERVICES GROUP, LLC
TALEN ENERGY SERVICES HOLDINGS, LLC
TALEN GENERATION, LLC
TALEN KEYCON HOLDINGS LLC
TALEN KEYSTONE LLC
TALEN MCR HOLDINGS LLC
TALEN MONTANA, LLC
TALEN MONTANA HOLDINGS, LLC
TALEN NE LLC
THE RIVERLANDS RECREATION AREA LLC

By:	/s/ Sergio Castro
Name: Sergio Castro
Title: Vice President and Treasurer
[Signature Page to the 2034 Notes Supplemental Indenture]

CITIBANK, N.A., as Trustee

By:	/s/ Eva Waite
Name: Eva Waite
Title: Senior Trust Officer
[Signature Page to the 2034 Notes Supplemental Indenture]

Schedule I
Guaranteeing Subsidiaries

Guernsey Power Station LLC
Guernsey Power Holdings, LLC
Moxie Freedom LLC

SCH-1